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                                                                    EXHIBIT 10.2

                     THIRD AMENDMENT TO TERM LOAN AGREEMENT


         THIS THIRD AMENDMENT (the "Amendment"), dated as of April 5, 2002, is made to that certain Term Loan Agreement, dated as of March 20, 2001, as the same was amended by (i) that certain First Amendment to Term Loan Agreement, dated as of October 1, 2001, and (ii) that certain Second Amendment to Term Loan Agreement, dated as of March 20, 2002 (all of the foregoing being collectively referred to herein as, the "Original Loan Agreement"), by and between HARDINGE INC., a New York corporation (the "Borrower'), and KEYBANK NATIONAL ASSOCIATION, a national banking association, (the "Lender").

                                    RECITALS:

         WHEREAS, the Lender has advised the Borrower that the Borrower may become in violation of certain of the terms, covenants and conditions of the Original Loan Agreement; and

         WHEREAS, the Borrower has requested that the Lender modify the Original Loan Agreement in order to avoid any such violations and the Lender is agreeable to doing the same provided that (i) the "Loan" (as such term is defined in the Original Loan Agreement) is restructured on terms and conditions satisfactory to the Lender, (ii) the Borrower grant to the Lender a prior perfected security interest in and to certain property of the Borrower, and (iii) certain changes and modifications be made to the Original Loan Agreement, including, but not limited to, a reduction in the principal amount of the Loan and certain modifications to certain definitions and covenants therein contained, all as more fully set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, the receipt and sufficiency of which are hereby mutually acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. DEFINITIONS. All capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Original Loan Agreement. The Original Loan Agreement and the Amendment are sometimes collectively referred to herein as the "Loan Agreement".

         2. CERTAIN DEFINITIONS.

                  (a) SECTION 1.01 of the Original Loan Agreement is amended in part by either amending and restating certain definitions or adding certain definitions, as follows:

         "Banks" shall mean the banks signatory to the Line of Credit and the 1996 Agreement from time to time.

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         "Collateral" means all property which is, or may in the future be, subject to the lien granted to the Lender by the Security Documents.

         "Consolidated Current Assets" means all assets of the Borrower and its Consolidated Subsidiaries, treated as current assets in accordance with GAAP.

         "Consolidated Current Liabilities" means all liabilities of the Borrower and its Consolidated Subsidiaries, treated as current liabilities in accordance with GAAP, including without limitation (a) all obligations payable on demand or within one (1) year after the date in which the determination is made, and (b) installment and sinking fund payments required to be made within one (1) year after the date on which determination is made, but excluding any such indebtedness renewable or extendable at the option of the obligor under, or payable from the proceeds of other indebtedness which may be incurred pursuant to the provisions of any revolving credit agreements or other similar agreement.

         "Consolidated Subsidiary" means any Subsidiary whose accounts are or are required to be consolidated with the accounts of the Borrower in accordance with GAAP.

         "Consolidated Tangible Net Worth" means Tangible Net Worth of the Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.




         "Fixed LIBOR Rate" shall mean with respect to each day during each Interest Period pertaining to the Loan, a rate per annum (based on a year of 360 days and actual days elapsed) determined for the first day of each such Interest Period in accordance with the following formula rounded upward to the nearest 1/16 of 1% plus three hundred (300) Basis
         Points:

                               LIBOR Base Rate
              ----------------------------------------------------------
                      1.00 -   Eurocurrency Reserve Requirements

         "Floating Rate" shall mean a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) for each day equal to the Prime Rate for such day as computed prior to 12:00 noon eastern time plus fifty (50) Basis Points, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate.

         "Intercreditor Agreement" shall mean that certain Intercreditor Agreement, dated as of April 5, 2002, by and among JP Morgan, as Agent, the Lender and the Borrower, as the same may hereafter be amended, modified, restated or supplemented from time to time hereafter, wherein the parties thereto agree among other things that, notwithstanding the date, time, manner or order of perfection of any security interests, attachments, judgments


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         and/or liens granted to and/or obtained by the Lender or JPMorgan, as
         Agent (or any of the Banks) in and to any of the Collateral, the Lender and JPMorgan (and the Banks) agree that, as between themselves, their respective claims to and interests in the Collateral shall be equivalent and of equal priority, and that any proceeds derived from the Collateral and/or from any attachments, judgments dispositions and/or liens in Collateral shall be shared pari passu, with neither the Lender, JPMorgan nor any of the Banks having any priority over the other.

         "JPMorgan" shall mean JPMorgan Chase Bank f/k/a The Chase Manhattan Bank, successor by merger to The Chase Manhattan Bank (National Association), and any successor thereto or assignee thereof.

         "Line of Credit" shall mean that certain Credit Agreement, dated as of August 1, 1997, by and among the Borrower, the Banks, and JPMorgan as Agent, most recently amended by Amendment Number Four, dated as of April 5, 2002.

         "Line of Credit Commitment" shall mean the "Commitment" as such term is defined in the Line of Credit.

         "Loan Documents" shall mean the Loan Agreement, the Note, the Security Documents, any Guarantees and the other agreements and instruments extending, renewing, refinancing or refunding any indebtedness, obligation or liability arising under any of the foregoing, in each case as the same may be amended, modified, restated or supplemented from time to time hereafter.

         "1996 Agreement" shall mean the Credit Agreement among the Borrower, the Banks and The Chase Manhattan Bank (National Association) as Agent dated as of February 28, 1996 and most recently amended by Amendment Number Five dated as of April 5, 2002.

         "Note" shall mean the Term Loan Promissory Note of the Borrower to the order of the Lender, dated March 20, 2001, in the principal amount of $24,000,000.00, as the same is amended and restated by that certain Amended and Restated Term Loan Promissory Note of the Borrower to the order of the Lender, dated April 5, 2002, in the principal amount of $23,000,000.00.

         "Restructuring Fee" shall have the meaning set forth in Section 7 of the Amendment.

         "Security Agreement" shall mean that certain Security Agreement of the Borrower, dated as of April 5, 2002 and executed and delivered pursuant to the Amendment.

         "Security Documents" shall mean, collectively, the Security Agreement, any stock powers or other ancillary documents executed and delivered in connection with the foregoing and any and all financing statements filed in connection therewith, as each of the same may be amended, continued, modified, restated or supplemented from time to time hereafter.


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         "Tangible Net Worth" shall mean the total shareholders' equity prior to any cumulative foreign currency translation adjustments minus intangible assets.

         "Term Loan Maturity Date" shall mean the date specified in Section 2.01
         (e) of the Loan Agreement as hereinafter set forth.

                  (b) SECTION 1.01 of the Original Loan Agreement is further amended in part by deleting therefrom the following terms and definitions: in their respective entireties: "Acquisition Agreement"; "Acquisition Date"; "Applicable Margin Ratio"; and "Arrangement Fee".

         3. TERM LOAN.

                  (a) Subsection (a) of Section 2.01 of the Original Loan Agreement is amended in its entirety as follows: "Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Lender agrees (such agreement being herein called the Lender's "Term Loan Commitment") to make a loan (the "Term Loan") to the Borrower on the date hereof in the aggregate principal amount of $23,000,000.00."

                  (b) Subsection (c) of SECTION 2.01 of the Original Loan Agreement is amended in its entirety as follows: "The Term Loan made by the Lender shall be evidenced by the Note, in substantially the form attached hereto as EXHIBIT A with the blanks appropriately completed, payable to the order of the Lender in the principal amount equal to $23,000,000.00."

                  (c) SECTION 2.01 of the Original Loan Agreement is amended by adding thereto a new subsection (e) as follows:

                           "(e) TERM LOAN MATURITY DATE. The Term Loan Maturity Date shall be March 1, 2008; provided, however, that if the Borrower does not extend, renew or replace the Line of Credit by no later than March 31, 2003 on terms and conditions satisfactory and acceptable to the Lender in its sole and absolute discretion then, in such event, the Term Loan Maturity Date shall automatically and without notice or further action on the part of the Lender be August 1, 2003. Nothing contained herein shall constitute or be deemed to constitute a covenant, promise or agreement of any kind or character, express or implied, on the part of the Lender to consent or agree to any such extension, renewal or replacement, or the terms and conditions thereof.

         4. INTEREST RATE. SECTION 2.02 of the Original Loan Agreement is amended in its entirety as follows:

                  "FIXED LIBOR RATE. The unpaid principal amount of the Term Loan shall bear interest for each day until due at the Fixed LIBOR Rate for the Interest Period determined


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         as of March 20, 2002 initially, and thereafter as of each subsequent
         Regular Payment Date, commencing on June 20, 2002."

         5. MANDATORY PREPAYMENT. SECTION 2.07 of the Original Loan Agreement is amended in its entirety as follows:

                  "2.07 MANDATORY PREPAYMENTS.

                  (a) PREPAYMENTS FROM MORTGAGE PROCEEDS. In the event that after the date of the Amendment the Borrower, any Subsidiary or Affiliate incurs Indebtedness secured, in whole or in part, by any mortgage, deed of trust, deed to secure debt, deed in lieu of a mortgage or security interest, security interest, lien, assignment, pledge, grant, transfer, conveyance (including, but not limited to, land contract), hypothecation, encumbrance, restriction (including, but not limited to, any negative pledge agreement) or equivalent, of any kind, character or description, on any real property and/or any right, title or interest therein owned or held by the Borrower or any Subsidiary or Affiliate then, in any such event, the Borrower shall simultaneously apply all of the proceeds of such financing or debt placement, as the case may be (net of reasonable and customary out-of-pocket costs and expenses) as follows: sixty-three and one-half percent (63.5%) of such net proceeds shall be applied to the payment of the outstanding principal under the Line of Credit and the corresponding permanent reduction of the Line of Credit Commitment, and thirty-six and one-half percent (36.5%) of such net proceeds shall be applied to the prepayment of the outstanding principal balance of the Loan. At such time, if any, as the outstanding principal under Line of Credit has been paid in full and the Line of Credit Commitment has been permanently reduced and eliminated in its entirety, the entire amount of any such net proceeds shall be applied to the prepayment of the outstanding principal balance of the Loan.

                  (b) PROVISIONS OF LOAN AGREEMENT APPLICABLE TO MANDATORY PREPAYMENTS. Prepayments required by this SECTION 2.07 are subject to all of the terms and conditions applicable to prepayments generally pursuant to SECTION 2.05 and SECTION 2.10(B) hereof and to all of the terms and conditions applicable to optional prepayments pursuant to
         SECTION 2.06. If the Borrower is required to give notice of a prepayment but for any reason fails to give a notice in accordance with the provisions of this Agreement, the amount as to which the Borrower is required to have given notice of prepayment shall nevertheless be deemed due and payable as of the date on which it was required to have been prepaid (for purposes of calculating interest on such amounts pursuant to SECTION 2.09(C) hereof and otherwise)."

         6. REPRESENTATIONS AND WARRANTIES. The Borrower hereby restates, ratifies and confirms with respect to this Amendment, as of the date hereof, each of the representations and warranties set forth in Article III of the Original Loan Agreement as if each of the same was set forth fully herein.

         7. CONDITIONS TO ENTERING INTO AMENDMENT. The obligation of the Lender to enter into this Amendment and to restructure the Loan as of the date hereof in accordance with the terms and conditions hereof is subject to the satisfaction of the following conditions:


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                  (a) AGREEMENT; NOTE. The Lender shall have received an
         executed counterpart of this Amendment, duly executed by the Borrower, and an executed original Term Loan Note conforming to the requirements hereof, duly executed by the Borrower.

                  (b) CORPORATE PROCEEDINGS. The Lender shall have received a certificate by the Secretary of the Borrower, dated as of or prior to the date hereof as to (i) true copies of the certificate of incorporation and by-laws (or other constituent documents) of the Borrower in effect on such date (which, in the case of the certificate of incorporation or other constituent documents filed or required to be filed with the Secretary of State or other Governmental Authority in its jurisdiction of incorporation, shall be certified to be true, correct and complete by such Secretary of the Borrower as of the date hereof), (ii) true copies of all corporate (and, when necessary, shareholder) action taken by the Borrower relative to this Amendment and the other Loan Documents to which its is a party, and (iii) the incumbency and signature of the respective officers of the Borrower executing this Amendment and the other Loan Documents to which it is a party, together with satisfactory evidence of the incumbency of each such officer. The Lender shall have received certificates from the appropriate Secretaries of State or other applicable Governmental Authorities dated not more than thirty (30) days before the date hereof showing the good standing of the Borrower in its state of organization.

                  (c) INSURANCE. The Lender shall have received a certificate setting forth all casualty and liability policies of insurance in force with respect to the Borrower, issued by an insurance agent reasonably acceptable to the Lender, and from an insurance carrier rated "A-" or better by A.M. Best & Company or a comparable rating agency, and reasonably satisfactory in form, amounts, covered risks and substance to the Lender.

                  (d) LEGAL OPINION OF COUNSEL TO BORROWER. The Lender shall have received an opinion addressed to the Lender, dated the date hereof, of Sayles & Evans, Elmira, New York, counsel to the Borrower, as to such matters as may be requested by the Lender and in form and substance reasonably satisfactory to the Lender.

                  (e) FEES, EXPENSES, ETC. All fees and other compensation to be paid to the Lender pursuant hereto or pursuant to any other written agreement on or prior to the date hereof shall have been paid or received, and all invoiced expenses incurred by the Lender pursuant hereto shall have been paid, including, but not limited to, the Lender's Restructuring Fee in the amount of $48,000.

                  (f) REPRESENTATIONS AND WARRANTIES. Except with respect to the representations and warranties expressly deemed made as of an earlier date, each of the representations and warranties made by the Borrower in this Amendment and in ARTICLE III of the Original Loan Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date, both before and after giving effect to the Loan and the Lender shall have received a certificate by a Responsible Officer of the Borrower, dated as of or prior to the date hereof to such effect.


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                  (g) NO DEFAULTS. No Event of Default or Potential Default
         shall have occurred and be continuing on such date or after giving effect to the Loan.

                  (h) NO VIOLATIONS OF LAW, ETC. The restructuring of the Loan as herein contemplated and the entering into of this Amendment shall not cause the Borrower to violate or conflict with any Law in any material respect.

                  (i) NO MATERIAL ADVERSE CHANGE. There shall not have occurred a material adverse change in the business, operations, assets or condition (financial or otherwise) of the Borrower or any of its Subsidiaries since March 31, 2002. There shall not have occurred any other event, act or condition that is likely to have a Material Adverse Effect.

                  (j) LINE OF CREDIT AMENDMENTS. The Borrower shall have entered into and closed the Fourth Amendment to, and constituting a portion of, the Line of Credit on terms, covenants and conditions satisfactory to the Lender in its sole and absolute discretion (including, but not limited to, the terms, covenants and conditions of any and all instruments, documents, agreements, certifications, affidavits and opinions evidencing, securing, guaranteeing or otherwise delivered in connection with such amendment). In addition to the foregoing, the Borrower shall deliver or cause to have delivered to the Lender for its review and approval complete and accurate copies of all drafts of such amendment documents as well as copies of each of the final documents delivered and fully executed by the parties thereto.

                  (k) INTERCREDITOR AGREEMENT. The Lender and JPMorgan shall have executed and delivered the Intercreditor Agreement containing such terms, covenants and conditions satisfactory to the Lender in its sole and absolute discretion.

                  (l) PREPAYMENT OF LOAN. Effective March 20, 2002, the Borrower shall have prepaid One Million and No/100 Dollars ($1,000,000.00) of the principal amount of the "Loan", as such term was defined in the Original Loan Agreement, such prepayment to be made from the proceeds of an unsecured term loan by Chemung Canal Trust Company to the Borrower in such principal amount (which loan shall provide for the payment of interest only until September 30, 2003, at which time the entire unpaid principal amount thereof, together with all accrued unpaid interest thereon and all other sums due thereunder, shall be paid in full).

                  (m) ADDITIONAL MATTERS. The Lender shall have received such other certificates, opinions, documents and instruments as may reasonably be requested by the Lender. All corporate and other proceedings, and all other documents, instruments and other matters in connection with the transactions contemplated by this Amendment and the other Loan Documents shall be satisfactory in form and substance to the Lender in its commercially reasonable judgment.

         Borrower's execution and delivery of this Amendment shall constitute a representation and warranty by the Borrower that the conditions set forth in this SECTION 7 have been satisfied in all material respects as of the date hereof.


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         8. CERTAIN AFFIRMATIVE COVENANTS.

                  (a) SECTION 5.02 of the Original Loan Agreement is amended by adding the following after the last sentence thereof: "Such insurance shall include, but not be limited to, insurance against the risks of product liability, personal injury, property damage, and workers' compensation. Without limiting the generality of the foregoing, the insurance required to be maintained by the Borrower and its domestic Subsidiaries on their respective properties shall be in an amount equal to the full replacement cost thereof, except to the extent, if any, limited by applicable insurance law. Such insurance shall include coverage against risks of fire and all other risks as fall within "extended coverage" as that term is generally understood in the insurance industry. Such insurance shall name the Lender as an additional insured (excluding property insurance, where such insurance shall name Lender as loss payee).

                  (b) The Original Loan Agreement is amended by adding thereto the following sections under Article IV thereof ("Affirmative Covenants"):

                  "5.11 MAINTENANCE OF PROPERTIES AND SECURITY INTEREST IN COLLATERAL.

                  The Borrower shall keep all property used, useful or necessary in its business (including, but not limited to, the Collateral) in good working order, condition and repair and shall execute such documentation and take such steps as the Lender may, in its sole discretion, deem reasonable or necessary from time to time to protect its security interests, in whole or in part, in and to any of the Collateral. Without limiting the generality of the foregoing, the Borrower hereby grants the Lender as agent the right to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements, continuation statements and amendments thereto that indicate any of the Collateral.

                  5.12 LANDLORD WAIVERS.

                  The Borrower will furnish the Lender within thirty (30) days following the date of the Amendment fully completed and executed landlord waivers and consents, substantially in the form set forth in EXHIBIT B hereto, from all landlords at locations leased by the Borrower and all domestic Subsidiaries as set forth on SCHEDULE 1 hereto. Borrower represents and warrants to Lender that all locations set forth on SCHEDULE 1 are the only actively operating leased locations of Borrower and all such domestic Subsidiaries. In the event the Borrower or any Subsidiary enters into any leases after the date of the Amendment, the Borrower shall deliver to the Lender, simultaneously with the execution and delivery of any such lease, waivers and consents from each landlord, substantially in the form set forth in EXHIBIT B hereto.

                  5.13 L. KELLENBERGER & CO. AG AUTHORIZATION.

                  Within thirty (30) days after the date hereof, Borrower shall furnish to Lender evidence reasonably satisfactory to Lender that L. Kellenberger & Co. AG


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         ("Kellenberger") was duly authorized to execute and deliver the
         Security Agreement and impose the lien thereunder on all Patents identified therein and held by Kellenberger, and that such agreement constitutes the legal, valid and binding obligation of Kellenberger, or in lieu thereof, an opinion letter of Swiss Counsel, in form and substance reasonably satisfactory to the Lender, confirming (i) the due formation, organization and good standing of Kellenberger under the laws of Switzerland, and (ii) that the execution and deliver of the Security Agreement and the imposition of the lien thereunder on the Patents held by Kellenberger were duly authorized by all necessary corporate action, required no consent of any third party, do not violate the provisions of any law or any agreements to which Kellenberger is subject and constitute the legal valued and binding obligation of Kellenberger.

                  5.14 ADDITIONAL GUARANTORS. If at any time during the term hereof, Borrower shall create or acquire a domestic subsidiary, or if any domestic subsidiary of Borrower existing as of the date hereof shall acquire, have assigned to it or otherwise possess any assets, then, in any such event, Borrower shall, within ten (10) days thereafter and without demand therefor, cause each such subsidiary to execute and deliver to Lender a guaranty of payment, in form and substance reasonably satisfactory to Lender, together with a security agreement in form and substance similar to the Security Agreement.

         9. CERTAIN NEGATIVE COVENANTS.

                  (a) SECTION 6.01 of the Original Loan Agreement is amended in its entirety to read as follows:

                  "6.01 FINANCIAL COVENANTS.

                  During the term hereof, the Borrower on a consolidated basis shall not:

                  (a) Permit the ratio of Funded Debt to EBITDA measured as of the last day of each fiscal quarter for the immediately preceding twelve (12) months to be greater than (A) 3.75 to 1.0 for the fiscal quarter ending March 31, 2002, (B)
                      4.0 to 1.0 for the fiscal quarters ending June 30, 2002 and September 30, 2002, and (C) 4.2 to 1.0 for the fiscal quarter ending December 31, 2002, (D) 4.0 to 1.0 for the fiscal quarter ending March 31,2003; (E) 3.75 to 1.0 for the fiscal quarter ending June 30, 2003 and (F) 2.5 to 1.0 thereafter.

                  (b) Permit the ratio of EBITDA to Interest, measured as of the last day of each fiscal quarter for the immediately preceding twelve (12) months, to be less than (A) 4.0 to
                      1.0 for the fiscal quarter ending March 31, 2002, (B) 3.0 to 1.0 for the fiscal quarter ending June 30, 2002, (C)
                      2.5 to 1.0 for the fiscal quarter ending September 30, 2002, (D) 3.0 to 1.0 for the fiscal quarters ending December 31, 2002 and March 31, 2003 and (E) 3.25 to 1.0
                      for the fiscal quarter ending June 30, 2003.

                  (c) Permit the working capital of the Borrower (i.e. the
                      excess of Consolidated Current Assets over Consolidated Current Liabilities) to be less than $85,000,000.00 at any time through August 31, 2003 (in calculating working capital for the purposes of this covenant, the Lender shall include in its calculation of Consolidated Current Liabilities as of the following dates the following amounts of principal indebtedness due and payable by the Borrower in accordance with the terms and conditions of the Note: from March 31, 2002 to and including June 29, 2002- $1,200,000; from June 30, 2002 to and including
                      September 29, 2002- $2, 400,000; from September 30, 2002
                      to and including December 30, 2002- $3,600,000 and from December 31, 2002 and at all times thereafter $4,800,000. No other principal portion of the Loan shall be included in the Lender's calculation of Consolidated Current Liabilities except to the extent, if any, that such other principal portion, or any part thereof, may be classified for accounting purposes as a current liability by virtue of an event of default under the Loan).

                  (d) Permit the Consolidated Tangible Net Worth of the Borrower
                      to be less than $130,000,000 at any time through December 31, 2002 and less than $132,000,000 at any time through August 31, 2003.

                  (e) Permit the Fixed Charge Coverage Ratio of the Borrower to
                      be less than 1.50 to 1.00 as of the fiscal quarter ending September 30, 2003 and as at the end of each fiscal quarter of the Borrower thereafter, measured quarterly as of the period of the four (4) then most recently completed quarters of the Borrower."


                  (b) SECTION 6.02 of the Original Loan Agreement is amended by deleting from the first paragraph thereof the word "Debt" and inserting in its place the word "Indebtedness". SECTION 6.02(D) of the Original Loan Agreement is amended by deleting therefrom the following clause:
         "Except as provided in (h) below,".

                  (c) SECTION 6.02(H) of the Original Loan Agreement is amended in its entirety to read as follows: "Liens now or hereafter granted to JPMorgan, as Agent, to securer the Line of Credit, the 1996 Agreement, and any derivative and/or foreign currency exchange exposure or liability of JPMorgan, provided, however, that in each and every instance the Intercreditor Agreement (or any amendments or supplements thereto or agreements in addition thereto, as the case may be), containing such terms and conditions as the Lender shall require in its sole and absolute discretion, has been executed and delivered by and to the Lender;".

                  (d) SECTION 6.02 of the Original Loan Agreement is amended by adding thereto the following additional subsections:

                      "(i)   Liens granted to or in favor of the Lender; and

                       (j) Liens created in favor of any Person by or pursuant to any mortgage, deed of trust, deed to secure debt, deed in lieu of a mortgage or security interest, security interest, lien, assignment, pledge, grant, transfer, conveyance (including, but not limited to, land contract), hypothecation, encumbrance, restriction (including,


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

                             but not limited to, any negative pledge agreement) or equivalent, of any kind, character or description, on any real property and/or any right, title or interest therein owned or held by the Borrower or any Subsidiary or Affiliate provided, however, that the Borrower complies fully with the requirements of SECTION 2.07(A) of the Loan Agreement."

                  (e) SECTION 6.08 of the Original Loan Agreement is amended in its entirety to read as follows:

                  Section 6.08 CONSOLIDATIONS, MERGERS, ACQUISITIONS AND SALES OF ASSETS.

                  Consolidate or merge with or into, or sell, lease or otherwise dispose of any of its assets to, any Person or acquire all or any substantial portion of the properties, assets or shares of stock of any other organization or permit any Subsidiary to do any of the above except that:

                     a) any Subsidiary may consolidate or merge with the Borrower or any wholly-owned subsidiary of the Borrower;

                     b) the Borrower or any Subsidiary may sell, lease or otherwise dispose of any of its inventory in the ordinary course of business and any of its assets which are obsolete, excess or unserviceable;

                     c) the Borrower or any Subsidiary may sell, pledge or discount customer notes in accordance with the terms of the Pledge Agreement (Customer Notes) (as defined below);

                     d) the Borrower or any Subsidiary may sell, lease or otherwise dispose of any of its assets (other than as permitted by clauses (a)-(c) inclusive), provided that the aggregate net value of all assets of the Borrower and its Subsidiary sold, leased, or otherwise disposed of during any fiscal year of the Borrower pursuant to this clause (d) shall not exceed five percent (5%) of the Consolidated Tangible Net Worth of the Borrower and its Subsidiaries at the end of the preceding fiscal year.

                     All sales, leases or disposition of assets pursuant to clause (b), (c) or (d) shall be at fair market value.

                  (f) The Original Loan Agreement is amended by adding thereto the following section under Article VI thereof ("Negative Covenants"):

                  "6.10 AMENDMENT TO LINE OF CREDIT AND CERTAIN OTHER DOCUMENTS.

                  The Borrower will not in any manner, express or implied, amend, modify, waive, renew, extend, restate, replace or supplement the Line of Credit or the 1996 Agreement (or cause or permit any of the same to be done) or grant any further or additional Liens to or in favor of JPMorgan or the Banks except on such terms, covenants and conditions as the Lender may

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approve in writing, which approval the Lender may grant, condition or withhold in its sole and absolute discretion."

         10. CERTAIN EVENTS OF DEFAULT.

         (a) SECTION 7.01(d) of the Original Loan Agreement is amended by adding after the last sentence thereof the following: "Without limiting the generality of the foregoing, any default or event of default that occurs under and pursuant to the terms of the Line of Credit or the 1996 Agreement shall constitute an event of default hereunder."

         (b) SECTION 7.01 of the Original Loan Agreement is amended by adding thereto the following subsections:

                  "(i) The Borrower shall fail to maintain or cause to be maintained any insurance required under the Loan Agreement or any other Loan Document.

                   (j) The Borrower or any Subsidiary shall, except in the ordinary course of business, sell, transfer, convey or assign any of the Collateral, or any right, title or interest (legal or equitable) therein without the prior written consent of the Lender (which may be withheld, conditioned or delayed by the Lender in its sole and absolute discretion.

                  (k) The commencement of a foreclosure or forfeiture action or proceeding, whether civil or criminal, at law or in equity, including, but not limited to, any non-judicial power of sale, or the occurrence of any other event, which, in the Lender's sole and absolute discretion, could result in the foreclosure, forfeiture or loss of any of the Collateral or otherwise materially impair the Liens, or the priority thereof, in favor of the Lender in and to any of the Collateral."

         11. MISCELLANEOUS. This Amendment is entered into pursuant to and in accordance with SECTION 9.03 of the Original Loan Agreement. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The Borrower agrees to pay or cause to be paid and to save the Lender harmless against liability for the payment of all reasonable out-of-pocket costs and expenses (including, but not limited to, reasonable fees and expense of counsel, including local counsel, in-house counsel, auditors, consulting engineers, appraisers and all other professional, accounting, evaluation and consulting costs) incurred by the Lender from time to time arising out of or relating to the (i) the negotiation, preparation, execution and delivery of the Loan Agreement and the other Loan Documents; (ii) the administration and performance of the Loan Agreement and the other Loan Documents, (iii) any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to the Loan Agreement or any Loan Document, and (iv) the enforcement or preservation of rights under the Loan Agreement or any Loan Document (including, but not limited to, any such costs or expenses arising from or relating to (A) collection or enforcement of an outstanding Loan or any other amount owing hereunder or thereunder by the Lender, and (B) any litigation, proceeding, dispute, work-out, restructuring or rescheduling related in any way to the Loan Agreement or the Loan Documents), and (c) enforcement of any Guaranties or any Security Document. The Amendment shall be governed by, construed and enforced in accordance with the laws of the

State of New York, without regard or reference to its choice of law principles. Except as expressly modified or amended herein, the Original Loan Agreement and each of the other Loan Documents to which the Borrower is a party is hereby restated, ratified and confirmed and shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have caused this Third Amendment to Term Loan Agreement to be duly executed and delivered as of the date first above written.

                                       HARDINGE INC.


                                       By: /s/ Thomas T. Connelly
                                          --------------------------------------
                                               Thomas T. Connelly
                                       Title:  Treasurer

                                       Address for Notices:
                                       Hardinge Inc.
                                       One Hardinge Drive
                                       Elmira, New York 14902
                                       Attn: Treasurer
                                       Telephone:  (607) 734-2281
                                       Telecopier: (607) 734-5517

                                       with a copy to:
                                       Sayles & Evans
                                       One West Church Street
                                       Elmira, New York 14901
                                       Attn:  J. Philip Hunter, Esq.
                                       Telephone:  (607) 734-2271
                                       Telecopier: (607) 734-1754


                                       KEYBANK NATIONAL ASSOCIATION


                                       By: /s/ Albert G. White, III
                                          --------------------------------------
                                               Albert G. White, III
                                       Title: Senior Vice President

                                       Address for Notices:
                                       1200 Bausch & Lomb Plaza
                                       Rochester, New York 14604
                                       Attn:  Albert G. White III
                                                Senior Vice President, Corporate
                                                Banking and Finance Group
                                       Telephone:  (716) 238-4143
                                       Telecopier: (716) 238-4142
                                       with a copy to:
                                       Boylan, Brown, Code, Vigdor & Wilson, LLP
                                       2400 Chase Square
                                       Rochester, New York 14604
                                       Attn:  Corporate Banking Group
                                       Telephone:  (716) 232-5300
                                       Telecopier: (716) 232-3528

                                     Term Loan Committed Amount: $23,000,000




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